UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to § 240.14a-12

Ionics, Incorporated

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On November 26, 2003, the Registrant filed a Current Report on Form 8-K dated November 18, 2003 (“Form 8-K”) with the Securities and Exchange Commission, which is incorporated herein by reference. The following exhibits were filed with the Form 8-K and are also incorporated herein by reference:

2.1	Purchase Agreement by and among Ionics, Incorporated and the other parties thereto dated November 18, 2003, including exhibits thereto.

4.1	Amendment No. 1 dated as of November 17, 2003, to the Renewed Rights Agreement dated August 19, 1997 between Ionics, Incorporated and EquiServe Trust Company as Rights Agent.

This Schedule 14A relates to the issuance and resale of the Registrant’s common stock in connection with the proposed acquisition of Ecolochem, Inc. and its affiliated companies by the Registrant, and other matters, and is being filed pursuant to Rule 14a-12 of the Exchange Act of 1934, as amended, in order to file the documents attached as exhibits to this Schedule 14A with the Securities and Exchange Commission. This Schedule 14A is not intended to be a proxy solicitation. The information contained in this Schedule 14A is summary in nature and does not provide all of the important information with respect to the potential issuance of common stock.

The Registrant will file a proxy statement and other documents with the SEC regarding the issuance of the Registrant’s common stock in connection with the proposed acquisition of Ecolochem, Inc. and its affiliated companies, and other matters. The Registrant’s stockholders are encouraged to read the proxy statement when it becomes available because it will contain important information. A definitive proxy statement will be sent to the Registrant’s stockholders, seeking their approval of this stock issuance, among other matters. Investors and security holders may obtain a copy of the proxy statement, when it is available, and any other relevant documents filed by the Registrant with the SEC, for free at the SEC’s website at www.sec.gov, and at the Investor Information page of the Registrant’s website, www.ionics.com. Copies of the proxy statement and other documents filed by the Registrant with the SEC may also be obtained free of cost by directing your request to the Investor Relations department of the Registrant, 65 Grove Street, Watertown, Massachusetts 02472, telephone number 617-926-2500.

The Registrant and its directors, executive officers, and certain of its employees may be deemed to be participants in the solicitation of proxies of the Registrant’s stockholders. These individuals may have an interest in the proposed acquisition, the related issuance of common stock, or both, including as a result of holding options or shares of the Registrant’s common stock. A list of the names, affiliations, and interests of the participants in the solicitation will be contained in the proxy statement relating to these transactions that will be filed with the SEC.

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